UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2024

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 3, 2023, NeuBase Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, because the closing bid price for its common stock had been below $1.00 per share for 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. The Company was provided an initial period of 180 calendar days, or until May 1, 2024, to regain compliance with the Minimum Bid Price Requirement.

On May 2, 2024, the Staff notified the Company that it has not regained compliance with the Minimum Bid Price Requirement (the “Delisting Determination”) and that it is ineligible for a second 180 calendar day period to regain compliance as it did not provide information regarding its intent to cure the bid price deficiency. The Staff informed the Company that unless it requests an appeal of the Delisting Determination to a Hearings Panel by May 9, 2024, the Company’s common stock will be scheduled for delisting from the Nasdaq Capital Market and will be suspended at the opening of business on May 13, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq.

Also, as previously disclosed, on February 22, 2024, the board of directors of the Company (the “Board”) approved the liquidation and dissolution of the Company (the “Dissolution”) and on March 5, 2024, the Board unanimously approved a plan of dissolution (the “Plan of Dissolution”) in respect of the Dissolution, subject to the approval of the Company’s stockholders. The Company is seeking stockholder approval of the Dissolution pursuant to the Plan of Dissolution at a Special Meeting of the Company’s stockholders scheduled to be held on May 13, 2024.

In light of the Company’s planned Dissolution, which remains subject to approval by the Company’s stockholders, the Company does not intend to request an appeal of the Delisting Determination. Accordingly, the Company expects that trading in the Company's common stock will be suspended upon the opening of business on May 13, 2024. Thereafter, Nasdaq will file a Form 25-NSE with the SEC, which will remove the Company’s common stock from listing and registration on Nasdaq. Nasdaq has not specified the exact date on which the Form 25-NSE will be filed.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company’s stockholders will approve the Dissolution pursuant to the Plan of Dissolution. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC.
(Registrant)

Date: May 3, 2024	By:	/s/ Todd P. Branning
Todd P. Branning
Interim Chief Executive Officer and Chief Financial Officer (Principal Executive, Financial and Accounting Officer)